                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         VOICE CONTROL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                          VOICE CONTROL SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1998

To the Stockholders of VOICE CONTROL SYSTEMS, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Voice Control Systems, Inc. (the "Company"), a Delaware corporation, will be held at the Harvey Hotel, 14315 Midway Road, Dallas, TX 75244 on Thursday, May 14, 1998 at 10:00 a.m. Central time, for the following purposes:

         (1) To elect five directors to serve until the next annual meeting of stockholders, or until their respective successors shall be duly elected and qualified; and

         (2) To consider and vote upon a proposal to adopt the VCS 1998 Employee Stock Purchase Plan; and

         (3) To consider and vote upon a proposal to increase the number of shares of common stock reserved for issuance upon the exercise of options granted under VCS's 1992 Stock Option Plan from 1,300,000 shares to 1,700,000 shares; and

         (4) To ratify the appointment of BDO Seidman as the independent auditor of the Company for the fiscal year ended December 31, 1998; and

         (5) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Holders of Common Stock at the close of business on April 13, 1998 are entitled to notice of and to vote at the meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's offices at 14140 Midway Road, Dallas, TX for a period of 10 days prior to the meeting. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

This Notice, the accompanying Proxy Statement, and the Proxy enclosed herewith are sent to you by order of the Board of Directors of the Company.

                                               Kim S. Terry
                                               Secretary
Dallas, Texas
April 22, 1998

       The Company's 1997 Annual Report accompanies the Proxy Statement.

                          VOICE CONTROL SYSTEMS, INC.
                               14140 MIDWAY ROAD
                              DALLAS, TEXAS  75244

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1998

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Voice Control Systems, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 14, 1998 at the Harvey Hotel, 14315 Midway Road, Dallas, TX at 10:00 a.m. Central time and at any and all adjournments thereof. Holders of record of Common Stock, $0.01 par value (the "Common Stock") as of the close of business on April 13, 1998 are entitled to notice of and to vote at the meeting and at any and all adjournments thereof. As of that date, there were 11,504,698 shares of Common Stock of the Company outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the meeting. The aggregate number of votes entitled to be cast at the meeting is 11,504,698. No cumulative voting is permitted. This Proxy Statement, together with the related proxy card, is being mailed to stockholders of the Company on or about April 24, 1998.

If the enclosed proxy is properly executed, duly returned, and not revoked, the shares represented thereby will be voted in accordance with the instructions contained therein. Unless the stockholder otherwise specifies therein, the shares represented by the proxies will be voted:

     (i) FOR the election as directors of the Company of the five nominees named under the caption "ELECTION OF DIRECTORS" herein; and

     (ii)        FOR the proposal to adopt the VCS 1998 Employee Stock Purchase
                 Plan; and

     (iii) FOR the proposal to increase the number of shares of common stock reserved for issuance upon the exercise of options granted under VCS's 1992 Stock Option Plan from 1,300,000 shares to 1,700,000 shares; and

     (iv) FOR the ratification of the appointment of BDO Seidman as the independent auditor of the Company for the fiscal year ended December 31, 1998; and

     (v) At the discretion of the proxy holder, on any other matter that may properly come before the meeting or any adjournments thereof.

Each proxy granted may be revoked by the stockholder appointing such proxy at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The mere presence at the meeting of a person appointing a proxy does not, however, revoke the appointment.

The presence, in person or by proxy, of holders of Common Stock having a majority of the votes entitled to be cast at the Annual Meeting of Stockholders is necessary to constitute a quorum at the Annual Meeting of Stockholders. The directors of the Company will be elected by plurality vote; all other actions may be taken upon the affirmative vote of stockholders possessing a majority of the voting power represented at the Annual Meeting, provided in each case a quorum is present at the meeting in person or by proxy.

The Annual Report to Stockholders of the Company for the year ended December 31, 1997, including financial statements (the "Annual Report"), is being mailed concurrently with this Proxy Statement to all stockholders of record as of April 13, 1998. In addition to the use of the mail, proxies may be solicited by personal interview, telelphone and telegraph by directors, officers and other employees of the Company who will not receive additional compensation for such services. The Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of April 13, 1998. The Annual Report does not constitute any part of the proxy solicitation materials.

                             ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting of Stockholders (which number constitutes the entire Board of Directors of the Company). The term of office for which each person who is a nominee will expire at the next Annual Meeting of Stockholders or when his successor shall have been elected and qualified. Unless otherwise instructed in the enclosed form of proxy, the proxy holders intend to vote shares of stock represented thereby FOR the election of the five nominees named below. Each of the nominees is a current director of the Company. Each of the nominees has consented to being nominated for a directorship and, to the best knowledge of the Board of Directors, each nominee, if elected, intends to serve the entire term for which election is sought. If any nominee becomes unavailable or unable to serve, the proxy holders will cast the votes for a substitute nominee designated by the Board of Directors. At this time, the Board of Directors of the Company has no reason to believe that any nominee will be unwilling or unable to serve if elected.

The nominees for election to the Board of Directors of the Company, followed by certain information regarding them, including their principal occupation and business experience for at least the past five years, are as follows:

 Nominees                         Age      Served as Director Since   Positions with the Company
------------------------------------------------------------------------------------------------------
 Peter J. Foster                   46                1994             President, CEO and Director
 Melvyn J. Goodman                 55                1994             Director
 John Lucas-Tooth                  65                1990             Director
 Neal J. Robinson                  53                1994             Chairman and Director
 John B. Torkelsen                 52                1986             Director

Peter J. Foster has served as President and CEO of the Company since August 11, 1994, the effective date of the merger between VCS Industries, Inc. ("Industries") and Scott Instruments Corporation (the "Merger"). Mr. Foster joined Industries in 1985, and served as President from 1986 through the date of the Merger, CEO from 1989 through the date of the Merger and Chairman from 1990 through the date of the Merger. Mr. Foster received his B.E. in Electrical Engineering from Stevens Institute of Technology.

Mr. Goodman, who has been a director of the Company since the Merger and was a director of Industries from 1986 until the Merger, is president of Melgood Investments, Inc.. Mr. Goodman was president of Islander Sportswear, Inc. from March 1989 until January 2, 1996; Islander Sportswear filed for a voluntary petition under Chapter 11 of the United States Bankruptcy Code on January 2, 1996. Formerly, Mr. Goodman was chairman of ALC Communications Corporation, the parent company of Allnet Communications Services, a national long distance telephone company. He is licensed to practice law in the State of Illinois but is not actively practicing. Mr. Goodman received his J.D. from DePaul University (Chicago).

Sir John Lucas-Tooth has been a director of the Company since 1990. Since September 1993, he has served as a director of Rupert Loewenstein Limited, a private investment company. He is chairman and chief executive officer of Sixera Asia Ventures Ltd. and a supervisor of Japan Ventures Fund and Japan Asia Ventures Fund. These three entities concentrate in Southeast Asia investments. He is also a director of other private companies. Sir John Lucas-Tooth graduated from Oxford University with a degree in Physics and a post-graduate degree in Spectroscopy.

Mr. Robinson, who has been a director of the Company since the Merger and has served as Chairman since May 1997. Mr. Robinson was a director of Industries from 1986 until the Merger, and has been president of Neal Robinson Investments, Inc., a private investment company, since 1984. Mr. Robinson was Chief Executive Officer of Industries from 1986 through 1989, and was Chairman of Industries from 1986 through 1990. Mr. Robinson is a partner in the Williamsburg, Virginia law firm of Spirn, Tarley, Robinson and Tarley. Mr. Robinson received a B.B.A. in Accounting from Spencerian College, an M.B.A. from the University of Dallas and a J.D. from the Marshall-Wythe School of Law of the College of William & Mary in 1992. Mr. Robinson is an attorney-at-law (Virginia) and a Certified Public Accountant (Texas).

Mr. Torkelsen, who has been a director of the Company since 1986, is the founder, and has been the president, of Princeton Venture Research, Inc. ("PVR"), an investment banking and consulting firm in Princeton, New Jersey, since November 1984. Since 1985, Mr. Torkelsen has been a director of Mikros Systems Corporation of Princeton, New Jersey, a company which develops and manufactures specialty military microprocessors. Mr. Torkelsen has been president of PVR Securities, Inc., a private investment banking firm located in Princeton, New Jersey, since 1987. Mr. Torkelsen received a B.S. degree in Chemical Engineering from Princeton University and an M.B.A. from Harvard University.

The Company is not aware of any "family relationships" (as defined in Item 401
(d) of Regulation S-K promulgated by the Securities and Exchange Commission) between any of the nominees and/or any of the executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.


MEETINGS OF DIRECTORS AND COMMITTEES

The Company's Board of Directors held six meetings during the fiscal year ended December 31, 1997.

The Company's Board of Directors normally meet on a quarterly basis. Non-employee Directors are paid cash compensation of $5,000 per year. In addition, non-employee Directors receive $1,000 plus a $1,750 expense allowance for each Board meeting attended in person. In lieu of the $1,750 expense allowance, Directors who reside in Europe will receive a roundtrip business class airline ticket and a $1,000 expense allowance. Board members receive $500 per telephonic Board meeting attended and $500 per committee meeting attended. At the conclusion of the first year of service as a Director, each non-employee Director is issued the right to purchase 10,000 warrants at a price of $.01 per warrant. Each non- employee Director receives the right to purchase an additional 5,000 warrants for each subsequent year of service.
Each warrant entitles the Director to purchase one share of Common Stock at the then-current market price. The Board currently has two standing committees, the Compensation Committee, whose function is to establish salaries and incentives for executive officers and to review and approve stock option grants under any approved stock option plan of the Company, and the Audit Committee, whose function is to meet with the independent auditor of the Company. The Board of Directors has no nominating committee at this time. The Audit Committee consist of two members, John B. Torkelsen and Neal J. Robinson. The Audit Committee held one meeting with the independent auditor of the Company during 1997. The Compensation Committee consists of three members, John B. Torkelsen, Neal J. Robinson, and Stanley Westreich. The Compensation Committee held three meetings during the fiscal year ended December 31, 1997. Mr. Westreich attended two of the meetings and Mr. Robinson and Mr. Torkelsen attended all meetings. Mr. Westreich attended 40% and the remaining directors attended least 75% of all meetings of the Board of Directors held during 1997.

COMPENSATION OF DIRECTORS

During 1997, John Lucas-Tooth was paid $30,342, Neal Robinson and John Torkelsen were each paid $17,500, Melvyn Goodman was paid $14,750, Stanley Westreich was paid $14,500, and Merrill Solomon was paid $7,000 for Board and/or committee meetings attended in person or by telephone.

                               EXECUTIVE OFFICERS

The following table identifies the executive officers of the Company:

 NAME                              AGE         CAPACITIES IN WHICH SERVED
--------------------------------------------------------------------------------------------------
 Peter J. Foster (1)                46         President, CEO and Director
 Richard Lane (2)                   43         Chief Operating Officer
 Ed Gregory (3)                     39         Vice President Sales
 Desmond Pieri (4)                  46         Vice President Strategic Marketing
 Thomas B. Schalk (5)               46         Chief Technical Officer
 Kim S. Terry (6)                   40         Vice President Finance and Corporate Secretary

(1) Peter Foster joined Industries in 1985 and became President and CEO of the Company effective August 11, 1994.

(2) Richard Lane joined the Company on April 14, 1998 as a result of the Company's acquisition of PureSpeech and is expected to be elected Chief Operating Officer by the Board of Directors following the annual meeting. Mr. Lane was chief executive officer of PureSpeech from July 1997 until April 14, 1998. Prior to joining PureSpeech, Mr. Lane held various positions from 1994 to 1997 at Reflection Technology, Inc., serving last as Executive Vice President and Chief Operating Officer. Mr. Lane was employed by Panasonic Communications and Systems Company as General Manager-Telecommunications Division from 1992 to 1993.

(3) Ed Gregory joined the Company in July 1997. Prior to joining the Company, Mr. Gregory was employed by Shiva Corporation as Vice President, Worldwide Business Development & OEM Sales from 1994 to 1996. From 1991 to 1994 Mr. Gregory was employed by PictureTel Corporation as Director, US Telecom Distribution.

(4) Desmond Pieri joined the Company in June 1996. From 1994 to 1996 Mr. Pieri was employed by Hammer Technologies as Vice President Sales & Marketing. Mr. Pieri was employed by Voice Processing Corporation as Vice President of Sales and Marketing from 1990 to 1994.

(5) Tom Schalk joined Industries in 1983 and became Chief Technical Officer of the Company effective August 11, 1994. Prior to joining Industries, Dr. Schalk was employed by Texas Instruments Incorporated where he conducted speech research. Dr. Schalk received a Bachelor of Science with high honors in Electrical Engineering from the George Washington University and Ph.D. in Biomedical Engineering from the Johns Hopkins University.

(6) Kim Terry joined Industries in 1983 and became Vice President-Finance and Corporate Secretary of the Company effective August 11, 1994. Prior to joining Industries Ms. Terry worked in public accounting in Texas and California. Ms. Terry received a Bachelor of Business Administration degree from the University of Texas at Austin.

Executive officers are elected by the Board at its annual meeting and serve at the discretion of the Board. Except as provided above, executive officers hold office until the next annual meeting or until their successors are elected.

                             EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer, other executive officers, and two additional employees who are not executive officers, earning in excess of $100,000 ("Named Executives") during 1997:

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------
                                                                                     Long Term
                             Annual Compensation                                    Compensation
-----------------------------------------------------------------------------------------------------------------------
                                                                  Other Annual         Awards            All
 Name/Principal Position                  Salary     Bonus        Compensation        Options            Other
                             Year          ($)        ($)             ($)           (# of Shares)    Compensation (1)
-----------------------------------------------------------------------------------------------------------------------
                             1995         158,223     27,500               --           50,000                --
 Peter J. Foster             1996         185,223     57,500               --           50,000               781
 President and CEO           1997         176,189     27,500               --           50,000             4,583
-----------------------------------------------------------------------------------------------------------------------
                             1995 (2)          --         --               --               --                --
 David B. Levi               1996 (2)     141,833         --               --                                 --
 Chief Operating Officer     1997         155,689                          --               --             4,671
-----------------------------------------------------------------------------------------------------------------------
                             1995         128,094     15,750               --               --                --
 Thomas B. Schalk            1996         152,390     15,250               --           70,000             2,375
 Chief Technical Officer     1997         162,356     14,188               --           70,000             4,750
-----------------------------------------------------------------------------------------------------------------------
                             1995                                          --               --                --
 Desmond Pieri               1996 (3)      78,264         --               --           55,000
 VP Strategic Marketing      1997         150,689         --               --           55,000             4,521
-----------------------------------------------------------------------------------------------------------------------
                             1995 (4)     113,915         --               --           87,091                --
 David Shipman               1996 (4)     120,000         --               --          102,091
 VP Advanced Technology      1997         126,369         --               --                              3,791
-----------------------------------------------------------------------------------------------------------------------
                             1995          85,093      7,500               --               --                --
 Kim S. Terry                1996         120,716     20,000               --           61,000             2,111
 Vice President Finance      1997         120,689         --               --           61,000             3,621
-----------------------------------------------------------------------------------------------------------------------

(1)      Annual contributions to 401(k) plan.

(2) Mr. Levi joined Voice Processing Corporation in November 1995. The amounts listed for 1996 include amounts paid by Voice Processing Corporation prior to the merger and paid by the Company after the merger. Mr. Levi retired as Chief Operating Officer in September 1997.

(3)      Mr. Pieri joined the Company in June 1996.

(4) The amounts listed for 1995 were paid by Voice Processing Corporation. The amounts listed for 1996 include amounts paid by Voice Processing Corporation prior to the merger and paid by the Company after the merger.

The following table sets forth certain information concerning options and warrants granted during 1997 to Named Executives:

                       OPTION GRANTS IN LAST FISCAL YEAR

===============================================================================================================
                                              INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------
                                                              % of Total
                                     Options Granted    Options Granted to  Exercise or Base
 Name                                 (# of Shares)     Employees in Fiscal Price ($/Share)  Expiration Date
                                                              Year (1)
---------------------------------------------------------------------------------------------------------------
 Peter J. Foster
 President and CEO (2)                  50,000                      8%          $3.75           11/2007
---------------------------------------------------------------------------------------------------------------
 David B. Levi
 Chief Operating Officer                     0                      0%
---------------------------------------------------------------------------------------------------------------
 Thomas B. Schalk
 Chief Technical Officer (3)            70,000                     11%          $3.75           11/2007
---------------------------------------------------------------------------------------------------------------
 Kim S. Terry
 Vice President Finance (4)             61,000                      9%          $3.75           11/2007
---------------------------------------------------------------------------------------------------------------
 David Shipman
 VP Advanced Technology                      0                      0%
---------------------------------------------------------------------------------------------------------------
 Desmond Pieri
 VP Strategic Marketing (5)             55,000                      8%          $3.75           11/2007
---------------------------------------------------------------------------------------------------------------

(1) Options granted, vest at a rate of 20% per year beginning with the first anniversary date.

(2) Options issued in exchange for 50,000 options granted in 1996 which had an exercise price of $6.00.

(3) Options issued in exchange for 20,000 options granted in 1996 with an exercise price of $10.94, and 50,000 options granted with an exercise price of $6.00.

(4) Options issued in exchange for 25,000 options granted in 1996 with an exercise price of $10.94 and 36,000 options granted with an exercise price of $6.00.

(5) Options issued in exchange for options granted in 1996 with an exercise price of $10.25.

The following table summarizes options exercised during 1997 and presents the value of unexercised options held by Named Executives at fiscal year end:

                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

===================================================================================================================
                                                                  Number of Unexercised    Value of Unexercised
                                                                 Options at Fiscal Year  In-the-Money Options at
                                                                          End               Fiscal Year-End (1)
                                Shares         Value                 (# of shares)                ($)
                             Acquired on      Realized             Exercisable (E)/          Exercisable (E)/
      Name                   Exercise (#)       ($)                Unexercisable (U)         Unexercisable (U)
-------------------------------------------------------------------------------------------------------------------
                                                                      219,697 (E)                $240,002 (E)
 Peter J. Foster                  --             $0                    84,795 (U)                     $ 0 (U)
-------------------------------------------------------------------------------------------------------------------
                                                                      129,509 (E)               $ 150,462 (E)
 David B. Levi                    --             --                    25,000 (U)                      $0 (U)
-------------------------------------------------------------------------------------------------------------------
                                                                       89,582 (E)                 $80,885 (E)
 Thomas B. Schalk                 --             $0                    79,795 (U)                      $0 (U)
-------------------------------------------------------------------------------------------------------------------
                                                                       27,100 (E)                 $15,356 (E)
 Kim S. Terry                     --             $0                    66,225 (U)                      $0 (U)
-------------------------------------------------------------------------------------------------------------------
                                                                      221,701 (E)                $274,693 (E)
 David Shipman                 134,000        $501,701                 12,000 (U)                      $0 (U)
-------------------------------------------------------------------------------------------------------------------
                                                                            0 (E)                      $0 (E)
 Desmond Pieri                    --             $0                    55,000 (U)                      $0 (U)
-------------------------------------------------------------------------------------------------------------------

(1) Based upon the closing price of the Company's Common Stock on the Nasdaq National Market System on December 31, 1997 ($2.875), less the exercise price, multiplied by the number of shares covered by the option; options with exercise prices equal to or greater than $2.875 were excluded from the calculation of the value of unexercised options.


EMPLOYMENT AGREEMENTS

The Company has entered into an employment agreement, which expires June 18, 1998, with Peter J. Foster providing that Mr. Foster will serve as President and Chief Executive Officer. Mr. Foster receives an annual salary of $175,500, plus an annual bonus of $27,500 and an unaccountable discretionary expense allowance of $27,600 annually. The agreement contains confidentiality and invention assignment provisions. The agreement also contains non-solicitation and non- competition provisions that extend for twenty-four months following the termination of Mr. Foster's employment; there can be no assurance regarding the enforceability of such provisions under Texas law. In the event that (i) Mr. Foster's employment is terminated without cause or he resigns as a result of a breach of the agreement by the Company, or (ii) Mr. Foster resigns under certain circumstances following a Change in Control (as defined) of the Company, Mr. Foster will be entitled to a lump-sum cash payment equal to 100% or 150%, respectively, of his annual aggregate compensation and any unused vacation time, and the period in which he can exercise stock options will be extended for one year. The Company agreed to indemnify Mr. Foster for losses sustained and expenses incurred as a result of the discharge of his duties, to the full extent permitted by law.

The Company has entered into an employment agreement with Dr. Thomas B. Schalk providing that Dr. Schalk will serve as Chief Technical Officer until June 18, 1998, which agreement shall be extended for one additional one-year period unless either the Company or Dr. Schalk notifies the other party of an intention to terminate the agreement 30 days prior to the end of the present term. Dr. Schalk receives an annual salary of $155,000, plus a performance bonus of up to $12,500 per calendar quarter based upon Dr. Schalk's exceptional achievements during the quarter as determined by the Compensation Committee of the Board of Directors. The agreement contains confidentiality and invention assignment provisions. The agreement also contains solicitation and non-competition provisions that extend for twenty-four months following the termination of Dr. Schalk's employment; there can be no assurance regarding the enforceability of such provisions under Texas law. In the event that (i) Dr. Schalk's employment is terminated without cause or he resigns as a result of a breach of the agreement by the Company, or (ii) Dr. Schalk resigns under certain circumstances following a Change in Control (as defined) of the Company, Dr. Schalk will be entitled to a lump-sum cash payment equal to 150% of his annual aggregate compensation and any unused vacation time, and the period in which he can exercise stock options will be extended for one year. The Company agreed to indemnify Dr. Schalk for losses sustained and expenses incurred as a result of the discharge of his duties, to the full extent permitted by law.

The Company entered into an employment agreement with Desmond Pieri providing that Mr. Pieri will serve as Vice President of Marketing until December 24, 1997, which agreement, pursuant to its terms, was automatically extended through December 24, 1998. Mr. Pieri receives an annual salary of $125,000, plus a performance bonus of $25,000 per year. The agreement contains confidentiality and invention assignment provisions. The agreement also contains solicitation and non-competition provisions that extend for twelve months following the termination of Mr. Pieri's employment; there can be no assurance regarding the enforceability of such provisions under Massachusetts law. In the event that (i) Mr. Pieri's employment is terminated without cause or he resigns as a result of a breach of the agreement by the Company, or (ii) Mr. Pieri resigns under certain circumstances following a Change in Control (as defined) of the Company, Mr. Pieri will be entitled to a lump-sum cash payment of $150,000 and all options to purchase stock, stock appreciation rights and other rights to acquire an equity interest in Company which were previously granted to Mr. Pieri and which would vest within the next year following the Change in Control would vest and immediately become exercisable by Mr. Pieri. The Company agreed to indemnify Mr. Pieri for losses sustained and expenses incurred as a result of the discharge of his duties, to the full extent permitted by law.

REPRICING OF OPTIONS

On November 12, 1997, the Board of Directors authorized granting new employee stock options to all employees in exchange for previously issued stock options with exercise prices greater than $6.00. The new options have an exercise price of $3.75 vest 20% per year beginning November 12, 1998. Peter Foster was issued 50,000 new options to exchange for 50,000 options granted in 1996 with an exercise price of $6.00. Tom Schalk was issued 70,000 new options in exchange for 70,000 options granted in 1996 with exercise prices of $6.00-$10.94. Desmond Pieri was issued 55,000 new options in exchange for 55,000 options granted in 1996 with an exercise price of $10.25. Kim Terry was issued 61,000 new options in exchange for 61,000 options granted in 1996 with exercise prices of $6.00-$10.94.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 1998, with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of outstanding Common Stock; (ii) shares of Common Stock beneficially owned by Named Executives and the Nominees, and (iii) each current director and by all current directors and executive officers of the Company as a group (10 persons at such date):

                                                                  Common Stock Ownership
                                                        ------------------------------------------
Name of Beneficial Owner                                Number of Shares          Percent of Class
(i) Certain Beneficial Owners

Creative Technology Ltd.                                   1,020,324                  9.03%
67 Ayer Rajah Cresent #03-18
Republic of Singapore 139950

Dialogic Corporation                                       1,399,715                 12.39%
1515 Route 10
Parsippany, NJ  07054

Wellington Management Co., LLP                               790,000                  6.99%
75 State Street
Boston, MA  07054

 (ii) Nominees, Current Directors and
Named Executive Officers:

Peter J. Foster*                                             438,584(1)               3.78%
Melvyn J. Goodman*                                           453,720(2)               3.99%
John Lucas Tooth*                                              5,000(3)                 **
Neal J. Robinson*                                            399,997(4)               3.48%
Merrill Solomon                                              356,291(5)               3.06%
John B. Torkelsen*                                           333,131(6)               2.93%
Stanley Westreich                                             61,625(7)               0.54%
Thomas B. Schalk                                              89,582(9)                 **
Kim S. Terry                                                  47,523(10)                **
Desmond Pieri                                                     --                    --
Ed Gregory                                                        --                    --
Richard Lane                                                      --                    --

(iii) All Current Directors and executive
officers as a group (12 persons)                           2,185,452(11)             17.66%

*   Nominees for Director

**  Represents less than 1%.

 (1) Includes 18,307 shares held by Mr. Foster's wife, as to which beneficial ownership is disclaimed and 20,969 shares held in trust for Mr. Foster's minor children. Includes 299,074 shares issuable upon exercise of vested options.

 (2) Includes 26,120 shares issuable upon exercise of options and 45,000 shares issuable upon exercise of warrants. Includes 188,800 shares owned by Philgood Investments, Inc., which Mr. Goodman shares voting power. Includes 5,000 shares held by Mr. Goodman's wife, as to which Mr. Goodman disclaims beneficial ownership.

 (3)     Includes 5,000 shares issuable upon exercise of warrants.

 (4) Includes 145,753 issuable upon exercise of options and 45,000 shares issuable upon exercise of warrants.

 (5)     Includes 356,082 issuable upon exercise of options.

 (6)     Includes 80,625 shares issuable upon exercise of warrants.

 (7)     Includes 28,723 issuable upon exercise of options and warrants.

 (8)     Includes 129,509 issuable upon exercise of vested options.

 (9)     Includes 79,582 shares issuable upon exercise of vested options.

 (10)    Includes 27,100 shares issuable upon exercise of vested options.

 (11) Includes 948,079 shares issuable upon exercise of vested options and 189,979 issuable upon exercise of warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ISSUANCE OF OPTIONS AND WARRANTS

In January 1996, Voice Processing Corporation granted Merrill Solomon and David Shipman each, options to purchase 87,091 shares of Common Stock at an exercise price of $1.4353 per share. The options are fully vested and were assumed by the Company in the merger with Voice Processing Corporation.

In January 1996, Voice Processing Corporation granted David Levi options to purchase 104,509 shares of Common Stock at an exercise price of $1.4353 per share. The options were assumed by the Company in the merger with Voice Processing Corporation and are fully vested as of January 1, 1997.

In February 1996, the Company granted Tom Schalk and Kim Terry options to purchase 20,000 and 25,000, respectively, shares of Common Stock at an exercise price of $10.9375 per share. The options vest ratably over five years of continuous employment. These options were subsequently surrendered in exchange for new options.

In July 1996, the Company granted Peter Foster, Tom Schalk, and Kim Terry options to purchase 50,000, 30,000, and 36,000, respectively, shares of Common Stock at an exercise price of $6.00 per share. The options vest ratably over five years of continuous employment. These options were subsequently surrendered in exchange for new options.

In May 1996, Melvyn Goodman, John Lucas Tooth, Neal Robinson, and John Torkelsen were each granted the right to purchase warrants for $.01 per warrant pursuant to the Director compensation package adopted in February 1996. The warrants expire after five years and are exercisable at $5.625 per share.

In June 1996, the Company granted Desmond Pieri options to purchase 55,000 shares of Common Stock at an exercise price of $10.25. These options were subsequently surrendered in exchange for new options.

In November 1996, the Company granted David Levi options to purchase 50,000 shares of Common Stock at an exercise price of $6.00 per share. The options vest 50% after one year and 50% after the second year.

In November 1996, the Company granted Tom Schalk options to purchase 20,000 shares of Common Stock at an exercise price of $6.00 per share. The options vest ratably over five years of continuous employment. These options were subsequently surrendered in exchange for new options.

In November 1996, the Company granted David Shipman options to purchase 15,000 shares of Common Stock at an exercise price of $6.00 per share. The options vest ratably over five years of continuous employment.

In August 1997, the Company granted Ed Gregory options to purchase 200,000 shares of Common Stock at an exercise price of $4.875 per share. 100,000
options vest ratably over five years of continuous employment.   100,000
options vest upon achievement of certain revenue milestones.

In November 1997 John Torkelsen, Stanley Westreich, John Lucas-Tooth, Melvyn Goodman, Neal Robinson were each granted the right to purchase warrants for $.01 per warrant pursuant to the Director compensation package adopted in February 1996. The warrants expire after five years and are exercisable at $3.375 per share.

On November 12, 1997, the Board of Directors authorized granting new employee stock options to all employees in exchange for previously issued stock options with exercise prices greater than $6.00. The new options have an exercise price of $3.75 vest 20% per year beginning November 12, 1998. Peter Foster was issued 50,000 new options to exchange for 50,000 options granted in 1996 with an exercise price of $6.00. Tom Schalk was issued 70,000 new options in exchange for 70,000 options granted in 1996 with exercise prices of $6.00-$10.94. Desmond Pieri was issued 55,000 new options in exchange for 55,000 options granted in 1996 with an exercise price of $10.25. Kim Terry was issued 61,000 new options in exchange for 61,000 options granted in 1996 with exercise prices of $6.00-$10.94.

OTHER TRANSACTIONS

In 1993, John Torkelsen and John Lucas-Tooth exercised warrants to purchase a total of 11,385 shares of Common Stock at an exercise price of $7.00 per share. At March 31, 1994, non interest bearing receivables of $79,695 were recorded related to the exercise of these warrants. On June 1, 1994, these non interest bearing receivables were converted into promissory notes with interest rates of 6% per annum and with principal and interest due on June 30, 1996. On February 14, 1996, John Lucas-Tooth repaid his loan plus accrued interest. In September, 1996, the due date for John Torkelsen's loan was extended to June 30, 1997. The loan is currently outstanding.

On March 5, 1996 Dialogic converted accrued but unpaid interest due on its convertible note in the amount $34,817.17 into 37,890 shares of the Company's Common Stock. On September 20, 1996, Dialogic converted accrued but unpaid interest due on its convertible note in the amount of $86,379 into 94,013 shares of the Company's Common Stock. On January 1, 1997, Dialogic's convertible note matured. The note plus accrued but unpaid interest was converted into 1,300,694 shares of the Company's Common Stock.

In February 1996, Thomas B. Schalk exercised 22,361 options of the Company for $25,682 and Kim S. Terry exercised 8,452 options of the Company for $10,613.

In February 1996, Dialogic and Peter Foster sold 914,231 and 108,000, options of the Company, respectively, to First Albany Corporation. First Albany exercised all of the options and sold the shares acquired in the Company's public offering of Common Stock. The Company received $684,004 from the exercise of the options.

In March and April 1996, Voice Processing Corporation issued $500,000 in short-term convertible notes. $300,000 in notes were issued to Stanley Westreich and $200,000 in notes were issued to Creative Technology. The notes were converted to 348,364 shares of Common Stock in July 1996.

In July 1996, Tom Schalk exercised 20,000 options of the Company for $24,300 and Kim Terry exercised 20,423 options of the Company for $31,274.

In July 1996, Voice Processing Corporation entered an employment agreement with Merrill Solomon. Among its other provisions, this agreement provides that Mr. Solomon will continue to be compensated at the rate of $120,000 per year for a period of eighteen months following the merger of Voice Processing Corporation into the Company. The employment agreement also requires the Company to maintain an office for Mr. Solomon in the Washington, DC metropolitan area during the eighteen month period. The agreement contains a non-competition covenant that restricts him from competing with the Company during the eighteen month period.

In November 1996, a $1,000,000 advance from Creative Technology was converted to a prepaid royalty.

During 1996, Dialogic purchased products and services from the Company at a cost of $3,430,308. During 1997, Dialogic purchased products and services from the Company at a cost of $4,215,937.

In March 1997, the Company extended the terms of Dr. Schalk's employment agreement through June 18, 1998.

In March 1997, $500,000 of prepaid royalty from Creative Technology was recognized.

In May 1997, Merrill Solomon exercised 19,000 options of the Company for
$10,908.

In August 1997, Merrill Solomon exercised 10,000 options of the Company for $5,741, and David Shipman exercised 104,000 for $73,739,

In September 1997, David Shipman exercised 30,000 options of the Company for $43,059.

In October 1997, Merrill Solomon exercised 15,000 options of the Company for $8,612.

                 SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the 1934 Act requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are also required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Form 5s for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent shareholders complied with all filing requirements applicable to them with respect to transactions during 1997 with the following exceptions: Form 4 for stock sold by Merrill Solomon was filed late. Form 3 for Ed Gregory was filed late.


         PROPOSAL 2:  ADOPTION OF VCS 1998 EMPLOYEE STOCK PURCHASE PLAN

THE 1998 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors approved and adopted, subject to stockholder approval, the 1998 Employee Stock Purchase Plan on November 12, 1997.

The purpose of the 1998 Employee Stock Purchase Plan (the "Plan") is to encourage stock ownership by employees of Voice Control Systems. The Plan allows employees to purchase shares of common stock of the Company through payroll deductions. The Board believes that providing employees with an opportunity to invest in the Company will give them additional incentive to increase their efforts on behalf of the Company and will enable the Company to attract and retain the best available employees, officers, directors, consultants and independent contractors. The Plan is authorized for 1,300,000 shares of VCS common stock. The market value of the 1,300,000 shares of Common Stock to be subject to the 1992 Plan was approximately $7,475,000 as of March 13, 1998.

Generally, all full-time employees at the beginning of the Subscription Period are eligible to participate. The Subscription Period is defined as the six month period beginning January 1 and July 1. Prior to the Subscription Period, each employee will complete an Enrollment Form. The Plan allows employees to specify a percentage of their gross salary to be deducted and applied towards VCS stock purchases. The Enrollment Form specifies the employee's payroll contribution, in whole percentages, between 2% and 10%. The purchase price of the stock will be 85% of the closing stock price at the beginning or end of the Subscription period, whichever is less.

The number of shares an employee is eligible to purchase during any Subscription Period is limited by IRS rules. During any Subscription Period, an employee may purchase the lesser of (a) $12,500 divided by 100% of the market price of the stock on the Enrollment Date, or (b) 2,500 shares.

Contributions from employees will be held in trust by the Company until the end of the Subscription Period. At the end of the Subscription Period, the funds will be used to purchase shares of VCS stock. If an employee's employment terminates during a Subscription Period, the contributions withheld from the employee will be refunded to the employee. The terminating employee will not be eligible to purchase shares.

The Plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss of such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Generally, the Company is entitled to a deduction for ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which a participant may reside.

The preceding discussion is merely a summary of the 1998 Employee Stock Purchase Plan and is qualified in its entirety by the text of the Plan as set forth in Exhibit A attached hereto.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE VCS 1998 EMPLOYEE STOCK PURCHASE PLAN.



       PROPOSAL 3:  INCREASE AUTHORIZED SHARES FOR 1992 STOCK OPTION PLAN

THE 1992 STOCK OPTION PLAN

The Board of Directors has approved an amendment to the 1992 Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 1992 Plan from 1,300,000 to 1,700,000. At December 31, 1997, 59,385 options had been granted, options to purchase 970,330 shares were outstanding under the 1992 Plan, leaving 270,285 shares available for grant.

The Board believes that providing selected persons with an opportunity to invest in the Company will give them additional incentive to increase their efforts on behalf of the Company and will enable the Company to attract and retain the best available employees, officers, directors, consultants and independent contractors. An increase in the number of shares available under the 1992 Plan is necessary to provide sufficient shares to achieve this goal.

Shareholder approval of the amendment to the 1992 Plan is being sought (i) to satisfy Section 422 of the Code, which requires shareholder approval of amendments of the 1992 Plan in order that options granted under the 1992 Plan may qualify as "incentive stock options" ("ISOs") and thus be entitled to receive special tax treatment under the Code.

On March 19, 1992 the Board adopted the 1992 Plan, with the approval of the shareholders.

The purpose of the 1992 Plan is to promote the growth and profitability of the Company by enabling it to furnish maximum incentive to those selected persons deemed capable of improving operations and increasing profits and encouraging such persons to commence or continue working for or with the Company, as the case may be, and to become owners of shares of VCS Common Stock. The 1992 Plan will terminate on March 1, 2002 but may be terminated at any time before then by the Board. Any options outstanding at the time of termination of the 1992 Plan will remain in effect until they are exercised or expire.

The 1992 Plan is designed so that options granted under the 1992 Plan may be designated ISOs, which receive special tax treatment under the Code, or non-qualified stock options ("NQSOs"). However, ISOs may be granted only to employees of the Company.

The 1992 Plan is administered by the Board or, to the extent authorized by a resolution of the Board, the Stock Option Committee of two or more directors (the "Committee") selected by the Board. The powers of the Board or Committee, as the case may be, include the determination of which persons shall be granted options under the 1992 Plan, the number of shares to be granted to the optionee, whether each option granted is to be an ISO or a NQSO, the price and term of the options, and all other terms and conditions of an option pursuant to the 1992 Plan. In addition, the Board has the right to construe and interpret ambiguities in the 1992 Plan. While it is within the discretion of the Board or Committee, as the case may be, to determine the exercise price and term of the options, no term of an option shall extend for more than ten years from the date of the grant and no option may be granted at an exercise price less than the fair market value of the stock at the time of the grant. Furthermore, as to any employee owning more than 10% of the voting power of all classes of stock of VCS, the exercise price must be at least 110% of the fair market value of the stock at the time of grant and the option term may not be more than five (5) years.

The 1992 Plan currently provides that options to purchase a maximum of 1,300,000 shares of Common Stock (subject to adjustments to reflect changes in the capitalization of VCS) may be granted to employees, officers, directors, consultants or independent contractors of the Company as selected by the Board or Committee, as the case may be. Under the proposed amendment, the 1992 Plan would provide that options to purchase a maximum of 1,700,000 shares of Common Stock might be granted. The shares of Common Stock issuable upon the exercise of any option shall be either shares authorized but unissued by the Company or shares issued and reacquired by the Company. The granting of an option under the 1992 Plan does not affect VCS's or the shareholders' existing rights to remove such optionee from the Board or terminate the optionee's work for or with the Company.

Payment for shares purchased pursuant to the exercise of an option must be paid in full in cash or in whatever manner the Board authorizes. Within a reasonable time after receipt of such payment, the Company will issue and deliver certificates representing the purchased shares, provided federal income tax withholding requirements are met.

No employee may be granted presently exercisable options for shares having an aggregate fair market value greater than $100,000 in any calendar year.

Options granted under the 1992 Plan, unless otherwise determined by the Committee and set forth in the stock option agreement between the Company and the optionee, shall be exercisable as to 25% thereof on and after the first anniversary of the date of grant, as to an additional 25% thereof on and after the second anniversary of the date of grant, as to an additional 25% thereof on and after the third anniversary of the date of grant, and as to the remaining unexercised balance on and after the fourth anniversary of the date of grant and prior to expiration of the option, unless earlier terminated in accordance with the provisions of the 1992 Plan or the stock option agreement under which such option is granted. However, the Board may, by the provisions of the stock option agreement between the Company and the optionee, define or limit the number of shares purchasable under the option to or in any period or periods of time following the date of grant. Since January 1, 1997, options granted under the 1992 Plan have vested at a rate of 20% per year beginning on the first anniversary date of grant.

An option may be exercised only while the optionee is an employee, officer, director, consultant or independent contractor of VCS, except that (i) if an optionee's work for or with the Company is terminated by reason of the death or disability of such optionee, the option may be exercised by the optionee or his heirs or legal representatives, as the case may be, within twelve (12) months of such termination or within the remaining term of the option, whichever is less, but only as to shares which were immediately purchasable by him on the date of such termination, or (ii) if an optionee's work for or with VCS is terminated for any reason other than his death or disability or as provided for in Section 23 of the 1992 Plan, the option may be exercised by the optionee within three (3) months of the date of such termination or within the remaining term of the option, whichever is less, but only as to shares which were immediately purchasable by him on the date of such termination. Options and/or shares acquired pursuant to an option granted under the 1992 Plan may be forfeitable, with or without consideration, if, in the opinion of the Board, an optionee has taken action adverse to VCS's interests, including but not limited to those actions set forth in Section 23 of the 1992 Plan.

Options are not assignable or transferable except by will or the laws of descent and distribution, and are exercisable only by the optionee or by his heirs or legal representatives.

The 1992 Plan may be amended, suspended or terminated at any time by the Board, without shareholder approval, in such respects as the Board may deem advisable in order that the options granted pursuant thereto may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no amendment may be made without shareholder approval when such approval is required by Rule 16b-3 promulgated under the 1934 Act, the requirements of NASDAQ, or any other applicable law, rule or regulation. An amendment, suspension or termination will not affect any previously granted option without the consent of the optionee so affected.

Shares underlying presently exercisable, but unexercised, options will constitute outstanding shares of Common Stock for purposes of calculating VCS's net income per share. The market value of the 1,700,000 shares of Common Stock to be subject to the 1992 Plan was approximately $9,775,000 as of March 13, 1998.

The preceding discussion is merely a summary of the 1992 Plan and is qualified in its entirety by the text of the 1992 Plan as set forth in Exhibit B attached hereto.

FEDERAL INCOME TAX ASPECTS

(a)      ISOs

Some options to be issued under the 1992 Plan will be designated as ISOs and are intended to qualify under Section 422 of the Code. Under the provisions of that Section, the optionee will not be deemed to have received any income at the time an ISO is granted or exercised. However, the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price will be treated as a tax preference item and may subject the optionee to the alternative minimum tax in the year of exercise.

If the optionee disposes of the shares later than two years after the date of grant and one year after the exercise of the ISO, the gain or loss, if any (i.e., the difference between the amount of income realized for the shares and the exercise price), will be long-term capital gain or loss.

If the optionee disposes of the shares acquired on exercise of an ISO within two years after the date of grant or within one year after the exercise of the ISO, the disposition will constitute a "disqualifying disposition," and the optionee will have income in the year of the disqualifying disposition equal to the excess of the amount received for the shares over the exercise price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price will be compensation income, and the balance, if any, will be either short-term capital gain, if the shares are disposed of within one year after the ISO is exercised, or long-term capital gain, if the shares are disposed of more than one year after the ISO is exercised.

If the optionee disposes of the shares in a disqualifying disposition at a price that is below the fair market value of the shares at the time the ISO was exercised and such disposition is a sale or exchange to an unrelated party, the amount includible as compensation income to the optionee will be limited to the excess of the amount of income realized on the sale or exchange over the exercise price.

If an ISO is exercised through the payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received exceeds the number of shares surrendered, such excess shares will possibly be considered as ISO stock with a zero basis.

VCS is not entitled to a deduction as a result of the grant or exercise of an ISO. If the optionee has compensation income as a result of a disqualifying disposition, the Company will have a corresponding deductible compensation expense in an equivalent amount in the taxable year of VCS in which the disqualifying disposition occurs.

(b)      NQSOs

Some options to be issued under the 1992 Plan will be designated as NQSOs which receive no special tax treatment, but are taxed pursuant to Section 83 of the Code. Under the provisions of that Section, if an option is granted to an employee in connection with the performance of services and has a "readily ascertainable fair market value" at the time of the grant, the employee will be deemed to have received compensation income in the year of grant in an amount equal to the excess of the fair market value of the option at the time of grant over the amount, if any, paid by the optionee for the option. However, a NQSO generally has "readily ascertainable fair market value" only when the option is actively traded on an established market and when certain stringent Code requirements are met.

If the option does not have a readily ascertainable fair market value at the time of the grant, the option is not included as compensation income at that time. Rather, the optionee realizes compensation income at the time the option is exercised. The amount of income realized is equal to the excess of the fair market value of the shares at the time the option is exercised over the sum of the exercise price plus the amount, if any, paid by the optionee for the option.


If a NQSO is exercised through payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value.

Once a NQSO is subject to tax as compensation income, it is treated as an investment option or investment shares and becomes subject to the investment property rules. No gain or loss arises from the exercise of an option that was taxed at the time of grant. When the optionee disposes of the shares acquired pursuant to a NQSO, whether taxed at the time of grant or exercise, the optionee will recognize capital gain or loss equal to the difference between the amount of income realized for the shares and the optionee's basis in the shares.

Generally, the optionee's basis in the shares will be the exercise price plus the optionee's basis in the option. The optionee's basis in the option is equal to the sum of the compensation income realized at the time of grant or exercise, whichever is applicable, and the amount, if any, paid by the optionee for the option. In the compensatory option context, optionees normally pay nothing for the grant of the option so the basis in the option will usually be the amount of compensation income realized at the time of grant or exercise. Thus, the optionee's basis in the shares will usually be equal to the exercise price of the option plus the amount of compensation income realized by the optionee at the time of grant or exercise. The capital gain or loss will be short-term if the shares are disposed of within one year after the option is granted or exercised (depending on which event caused the shares to be included as compensation income), and long-term if the shares are disposed of more than one year after the option is granted or exercised, whichever is applicable.

If a NQSO is taxed at the time of grant and expires or lapses without being exercised, it is treated in the same manner as the lapse of an investment option. The lapse is deemed to be a sale or exchange of the option on the day the option expires and the amount of income realized is zero. The optionee recognizes a capital loss in the amount of the optionee's basis (compensation income realized at the time of the grant plus the amount, if any, paid by the optionee for the option) in the option at the time of the lapse. The loss is short-term or long-term, depending on the optionee's holding period in the option.

If a NQSO is not taxed at the time of grant and expires without being exercised, the optionee will have no tax consequences unless the optionee paid for the option. In such case, the optionee would recognize a loss in the amount of the price paid by the optionee for the option.

The Company is entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in VCS's taxable year in which the income is included as compensation to the optionee. The Company is only entitled to this deduction if the Company deducts and withholds upon the amount included in an employee's compensation.

The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the relevant sections of the Code, their legislative histories and the income tax regulations which interpret similar provisions of the Code. Furthermore, the foregoing is only a general discussion of the federal income tax aspects of the 1992 Plan and does not purport to be a complete description of all federal income tax aspects of the 1992 Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1992 Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local tax consequences of participating in the 1992 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UPON EXERCISE OF OPTIONS GRANTED UNDER THE VCS 1992 STOCK OPTION PLAN FROM 1,300,000 TO 1,700,000.



        PROPOSAL 4:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

BDO Seidman, independent certified public accountants, has been selected by the Board of Directors of the Company as auditors of the Company for its fiscal year ended December 31, 1998. BDO Seidman also served as auditor of the Company for its fiscal year ended December 31, 1997.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998.

The Company believes that one or more representatives from BDO Seidman will be present at the Annual Meeting of Stockholders with the opportunity to make statements, if they so desire. The Company expects that these representatives will also be available to respond to appropriate questions from the floor at the Annual Meeting of Stockholders.

                             STOCKHOLDER PROPOSALS

Stockholders desiring to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to its 1999 Annual Meeting of Stockholders must advise the Secretary of the Company of such proposals in writing by December 31, 1998.

                                 OTHER MATTERS

The Board of Directors is not aware of any matter to be presented at the meeting other than the matters referred to above and does not intend to bring any other matters before the meeting. However, if other matters not now known properly come before the meeting, the persons named in the enclosed form of proxy will vote such proxy at their discretion and in accordance with their best judgment on such matters.

                                    GENERAL

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by directors, officers and other employees of the Company who will not receive additional compensation for such services. The Company will also request brokerage houses, nominees, custodians, and other fiduciaries to forward soliciting materials to the beneficial owners of shares held of record by them, and the Company will reimburse such persons for their reasonable expenses in connection therewith.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT NOT INCLUDING EXHIBITS, SHALL BE FURNISHED, WITHOUT CHARGE, TO EACH HOLDER OF SHARES OF COMMON STOCK OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING UPON RECEIPT OF A WRITTEN REQUEST OF SUCH PERSON ADDRESSES TO THE ATTENTION OF KIM S. TERRY, CORPORATE SECRETARY, AT VOICE CONTROL SYSTEMS, INC., 14140 MIDWAY ROAD, DALLAS, TEXAS 75244. COPIES OF ANY EXHIBIT TO THE FORM 10-KSB WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE FEE. THE FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS INCLUDED IN THE 1997 ANNUAL REPORT ARE INCORPORATED HEREIN BY REFERENCE.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                      By order of the Board of Directors

                                      Kim S. Terry
                                      Corporate Secretary
Dallas, Texas
April 22, 1998

                                   EXHIBIT A

                          VOICE CONTROL SYSTEMS, INC.
                       1998 EMPLOYEE STOCK PURCHASE PLAN


1. PURPOSE. The purpose of this 1998 Employee Stock Purchase Plan (the "Plan") is to encourage stock ownership by employees of Voice Control Systems, Inc. (the "Company") and thereby provide employees with an incentive to contribute to the profitability and success of the Company. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and will be maintained for the exclusive benefit of eligible employees of the Company. For purposes of the Plan, in addition to the terms defined in this Section 1, terms are defined as set forth in Attachment I.

2.       ADMINISTRATION.

         (a) BOARD ADMINISTRATION. The Plan will be administered by the Board. The Board may delegate its administrative duties and authority (other than authority to amend the Plan) to any Board committee or to any officers or employees or committee thereof as the Board may designate (in which case references to the Board will be deemed to mean the administrator to which such duties and authority have been delegated). The Board will have full authority to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as it may deem necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, to furnish to the Custodian such information as the Custodian may require, and to make all other decisions and determinations under the Plan (including determinations relating to eligibility). No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan.

         (b) THE CUSTODIAN. The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for Participants, Cash and Stock Accounts and any other subaccounts as may be necessary or desirable for the administration of the Plan.

         (c) WAIVERS. The Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance in an individual case or by adopting a rule or regulation under the Plan, without amending the Plan.

         (d) OTHER ADMINISTRATIVE PROVISIONS. The Company will furnish information from its records as directed by the Board, and such records, including a Participant's Earnings, will be conclusive on all persons unless determined by the Board to be incorrect. Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing an up-to-date mailing address and any other information as the Board or Custodian may reasonably request. Any communication, statement, or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient. The Plan will be administered on a reasonable and nondiscriminatory basis and uniform rules will apply to all persons similarly situated. All Participants will have equal rights and privileges (subject to the terms of the Plan) with respect to Purchase Right outstanding during any given Subscription Period.

3. STOCK SUBJECT TO PLAN. Subject to adjustment as provided below, the total number of shares of Stock reserved and available for issuance or which may be otherwise acquired upon exercise of Purchase Rights under the Plan will be 1,300,000. Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock.

4.       ENROLLMENT AND CONTRIBUTIONS.

         (a) ELIGIBILITY. An employee of the Company or a Subsidiary may be enrolled in the Plan for any Subscription Period if such employee is employed by the Company or a Subsidiary on the first day of the Subscription Period, unless one of the following applies to the employee:

         (i) Such person has been employed for less than six months with the Company or a Subsidiary;

         (ii) Such person is customarily employed by the Company or a Subsidiary for 20 hours or less a week or for not more than five months in any calendar year; or

         (iii) Such person would, immediately upon enrollment, be deemed to own, for purposes of Section 423(b)(3) of the Code, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary.

The Company will notify an employee of the date as of which he or she is eligible to enroll in the Plan, and will make available to each eligible employee the necessary enrollment forms.

         (b) INITIAL ENROLLMENT. An employee who is eligible under Section 4(a) (or who will become eligible on or before a given Subscription Period) may, after receiving current information about the Plan, initially enroll in the Plan by executing and filing with the Company's Secretary a properly completed enrollment form, including the employee's election as to the rate of payroll contributions for the Subscription Period. To be effective for any Subscription Period, such enrollment form must be filed during the Enrollment Period immediately preceding such Subscription Period.

         (c) AUTOMATIC RE-ENROLLMENT FOR SUBSEQUENT SUBSCRIPTION PERIODS. A Participant whose enrollment in, and payroll contributions under, the Plan continues throughout a Subscription Period will automatically be re-enrolled in the Plan for the next Subscription Period unless (i) the Participant terminates enrollment before the next Subscription Period in accordance with Section 6(a), or (ii) on the last day of the relevant Enrollment Period he or she is ineligible to participate under Section 4(a). The initial rate of payroll contributions for a Participant who is automatically re-enrolled for a Subscription Period will be the same as the rate of payroll contribution in effect at the end of the preceding Subscription Period, unless the Participant files a new enrollment form during the Enrollment Period immediately preceding such Subscription Period designating a different rate of payroll contributions.

         (d) PAYROLL CONTRIBUTIONS. A Participant will make contributions under the Plan by means of payroll deductions from each payroll period that ends during the Subscription Period, at the rate elected by the Participant in his or her enrollment form filed during the Enrollment Period immediately preceding such Subscription Period (except that such rate may be changed during the Subscription Period to the extent permitted below). The rate of payroll contributions elected by a Participant may not be less than two percent (2%) nor more than ten percent (10%) of the Participant's Earnings for each payroll period, and only whole percentages may be elected; provided, however that the Board may specify a lower minimum rate and higher maximum rate, subject to
Section 7(c). Notwithstanding the above, a Participant's payroll contributions will be adjusted downward by the Company as necessary to ensure that the limit on the amount of Stock purchased with respect to a Subscription Period set forth in Section 5(a)(iii) is not exceeded. A Participant may elect to increase, decrease, or discontinue payroll contributions for a future Subscription Period by filing a new enrollment form during the Enrollment Period immediately preceding such Subscription Period designating a different rate of payroll contributions. In addition, a Participant may elect to discontinue payroll contributions during a Subscription Period by filing a new enrollment form, such change to be effective for the next payroll after the Participant's new enrollment form is received.

         (e) CREDITING PAYROLL CONTRIBUTIONS TO CASH ACCOUNTS. All payroll contributions by a Participant under the Plan will be credited to a Cash Account maintained by the Custodian on behalf of the Participant. The Custodian will credit payroll contributions to each Participant's Cash Account upon receipt by the Custodian from the Company of information identifying the amount of payroll contribution. The Company will deposit with the Custodian an amount equal to the aggregate payroll contributions for the Subscription Period (not otherwise repaid to Participant under Section 6(b)) on or before the Purchase Date for such Subscription Period.

         (f) NO INTEREST ON CASH ACCOUNTS. No interest will be credited or payable by the Company on payroll or by the Custodian on cash balances in Participant's Cash Accounts pending investment in Stock.

5.       PURCHASES OF STOCK.

         (a) PURCHASE RIGHTS. Enrollment in the Plan for any Subscription Period by a Participant will constitute a grant by the Company of a Purchase Right to such Participant for such Subscription Period. Each Purchase Right will be subject to the following terms:

         (i) The Purchase prices at which Stock will be purchased under a Purchase Right will be as specified in Section 5(c).

         (ii) Except as limited in (iii) below, the number of shares of Stock that may be purchased upon exercise of the Purchase Right for a Subscription Period will equal the number of shares (including fractional shares) that can be purchased at the purchase price specified in Section 5(c) with the aggregate amount credited to the Participant's Cash Account as of the Purchase Date.

         (iii) The number of shares of Stock subject to a Participant's Purchase Right for any Subscription Period will not exceed the lesser of (A) the number derived by dividing $12,500 by 100% of the Fair Market Value of one share of Stock on the Enrollment Date for the Subscription Period, or (B) 2,500 shares of Stock.

         (iv) The Purchase Right will be automatically exercised on the Purchase Date for the Subscription Period.

         (v) Payments by a Participant for Stock purchased under a Purchase Right will be made only through payroll deduction in accordance with
         Section 4(d) and (e).

         (vi) The Purchase Right will expire on the earlier of the Purchase Date for the Subscription Period or the date on which the Participant's enrollment in the Plan terminates.

         (b) PURCHASE OF STOCK. At or as promptly as practicable after the Purchase Date for a Subscription Period, amounts credited to each Participant's Cash Account as of such Purchase Date will be applied by the Custodian to the purchase of shares of Stock, in accordance with the terms of the Plan. Shares of Stock will be purchased by the Custodian from the Company. Shares sold by the Company may be authorized but unissued shares or treasury shares, as permitted under Section 3. The Custodian will aggregate the amounts in all Cash Accounts when purchasing Stock, and shares purchased will be allocated to each Participant's Stock Account in proportion to the cash amounts withdrawn from such Participant's Cash Account. Upon completion of purchases in respect of a Purchase Date (which will be completed in not more than 30 days after the Purchase Date), all shares of Stock so purchased for a Participant will be credited to the Participant's Stock Account.

         (c) PURCHASE PRICE. The purchase price of each share of Stock purchased in respect of a Purchase Date will equal 85% of the lesser of (i) the Fair Market Value of a share of Stock on the Enrollment Date, or (ii) the Fair Market Value of a share of Stock on the Purchase Date.

         (d) DIVIDEND REINVESTMENT; OTHER DISTRIBUTIONS. Cash dividends on any Stock credited to a Participant's Stock Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to Participants. All cash dividends paid on Stock credited to Participants' Stock Accounts will be paid over by the Company to the Custodian at the dividend payment date. The Custodian will aggregate all purchase of Stock in connection with dividend reinvestment for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The Custodian will make such purchases, as directed by the Board, either
(i) in transactions on the Nasdaq National Market, any securities exchange upon which Stock is traded, otherwise in the over-the-counter market, or in negotiated transactions, or (ii) directly from the Company at 100% of the Fair Market Value of a share of Stock on the dividend payment date. Any shares of Stock distributed as a dividend or distribution in respect of shares of Stock or in connection with a split of the Stock credited to a Participant's Stock Account will be credited to such Account.

         (e) WITHDRAWALS AND TRANSFERS. Shares of Stock may be withdrawn from a Participant's Stock Account, in which case one or more certificates for whole shares may be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. Alternatively, whole shares of Stock may be withdrawn from a Participant's Stock Account by means of a transfer to a broker-dealer or financial institution that maintains an account for the Participant, together with the transfer of cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. Participants may not designate any other person to receive shares of Stock withdrawn or transferred under the Plan. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 7(a).

         (f) EXCESS ACCOUNT BALANCES. If any amounts remain in a Cash Account following a Purchase Date as a result of the limitation set forth in
Section 5(a)(iii), such amounts will be returned to the Participant by the Custodian as promptly as practicable.

6.       TERMINATION AND DISTRIBUTIONS.

         (a) TERMINATION OF ENROLLMENT. A Participant's enrollment in the Plan will terminate upon (i) the beginning of any payroll period or Subscription Period that begins after he or she files a written notice of termination of enrollment with the Company, provided that such Participant will continue to be deemed to be enrolled with respect to any completed Subscription Period for which purchases have not been completed, (ii) such time as the Participant becomes ineligible to participate under Section 4(a) of the Plan, or (iii) the termination of the Participant's employment by the Company and its Subsidiaries. An employee whose enrollment in the Plan terminates may again enroll in the Plan as of any subsequent Subscription Period that is at least 90 days after such termination of enrollment if he or she satisfies the eligibility requirements of Section 4(a) as of such Subscription Period. A Participant's election to discontinue payroll contributions will not constitute a termination of enrollment.

         (b) DISTRIBUTION. As soon as practicable after a Participant's enrollment in the Plan terminates, amounts in the Participant's Cash Account that resulted from payroll contributions will be repaid to the Participant. If amounts credited to the Participant's Cash Account have not yet been deposited by the Company with the Custodian, the Company rather than the Custodian will make the repayment to the Participant. The Custodian will continue to maintain the Participant's Stock Account for the Participant until the earlier of such time as the Participant directs the sale of all Stock in the Account, withdraws, or transfers all Stock in the Account, or one year after the Participant ceases to be employed by the Company. If a Participant's termination of enrollment results from his or her death, all amounts payable will be paid to his or her estate.

7.       ADMINISTRATIVE PROVISIONS.

         (a) COSTS. Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, to the extent provided in this Section 7(a). Any brokerage fees and commissions for the purchase of Stock under the Plan (including Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company. The Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 5(e)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants.

         (b) STATEMENTS TO PARTICIPANTS. The Custodian will reflect payroll contributions, purchases and withdrawals and transfers of shares of Stock and other Plan transactions by appropriate adjustments to the Participant's Accounts. The Custodian will, not less frequently than semi-annually, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Accounts and the date thereof, the number of shares of Stock purchased, the aggregate purchase price paid, the purchase price per share, the total shares held for the Participant's Stock Account (computed to at least three decimal places), and other information.

         (c) COMPLIANCE WITH SECTION 423. It is the intent of the Company that this Plan comply in all respects with applicable requirements of Section 423 of the Code and regulations thereunder. Accordingly, if any provision of this Plan does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

8.       GENERAL PROVISIONS.

         (a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

         (b) LIMITS ON ENCUMBERING RIGHTS. No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subjected to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant's lifetime only by the Participant.

         (c) NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any employee the right to be retained in the employ of the Company, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee's employment at any time.

         (d) TAXES. The Company is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding. In addition, Participants may be required to advise the Company of sales and other dispositions of Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan. (This provision and other Plan provisions do not set forth an explanation of the tax consequences to Participants under the Plan. A brief summary of the tax consequences will be included in disclosure documents to be separately furnished to Participants.)

         (e) CHANGES TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such stockholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to stockholders for approval; provided, however; that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant with respect to outstanding Purchase Rights relating to any Subscription Period that has been completed prior to such Board action. The foregoing notwithstanding, upon termination of the Plan the Board may elect to terminate all outstanding Purchase Rights at such time as the Board may designate; in the event of such termination of any Purchase Right prior to its exercise, all amounts contributed to the Plan that remain in a Participant's Cash Account will be returned to the Participant (without interest) as promptly as practicable.

         (f) NO RIGHTS TO PARTICIPATE; NO STOCKHOLDER RIGHTS. No Participant or employee will have any claim to participate in the Plan with respect to Subscription Periods that have not commenced, and the Company will have no obligation to continue the Plan. No Purchase Right will confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant (or credited to the Participant's Stock Account).

         (g) FRACTIONAL SHARES. Unless otherwise determined by the Board, purchases of Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Stock to the Participant's Stock Account. Such fractional shares will be computed to at least three decimal places. Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances.

         (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval will be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

         (i) PLAN YEAR. The Plan will operate on a plan year that ends December 31 in each year.

         (j) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

         (k) EFFECTIVE DATE. The Plan will become effective January 1, 1998, subject to the Plan being approved by stockholders of the Company, at a meeting thereof, by a vote sufficient to meet the requirements of Section 423(b)(2)of the Code within 12 months of the date of adoption of this Plan.

                                  ATTACHMENT I

                                  DEFINITIONS

"Board" means the Board of Directors of the Company.

"Cash Account" means the account maintained on behalf of the Participant by the Custodian for the purpose of holding cash contributions pending investment in Stock.

"Code" means the Internal Revenue Code of 1986, as amended.

"Custodian" means the Company's Vice President-Finance or the successor thereto as may be appointed by the Board.

"Earnings" means a Participant's salary or wages for services performed for the Company and its Subsidiaries and received by a Participant for services rendered during a specified pay period.

"Enrollment Period" means the two-week period immediately prior to each Subscription Period.

"Fair Market Value" means the closing price for Shares on the relevant date as reported on the Nasdaq National Market (or any national securities exchange on which the Shares are then listed), or (if there were no sales on such date) the closing price on the next preceding date for which a closing price was reported.

"Participant" means an employee of the Company or a Subsidiary who is participating in the Plan.

"Purchase Date" means the fifth business day after the end of each Subscription Period.

"Purchase Right" means a Participant's option to purchase shares, which is deemed to be outstanding during a Subscription Period. A Purchase Right represents an "option" as such term is used under Section 423 of the Code.

"Stock" means the Common Stock of the Company, and such other securities as may be substituted for Stock under Section 3.

"Stock Account" means the account maintained on behalf of the Participant by the Custodian for the purpose of holding Stock acquired upon investment under the Plan.

"Subscription Period" means the six-month period beginning on January 1 and July 1 of each year, with the first Subscription Period to begin on January 1, 1998.

                                   EXHIBIT B

                          VOICE CONTROL SYSTEMS, INC.
                             1992 STOCK OPTION PLAN


I. PURPOSE. This 1992 Stock Option Plan ("Plan") is intended to provide incentives for selected persons and to advance the interests of Scott Instruments Corporation, a Delaware corporation (the "Company") and its investors and shareholders, by permitting the Company to grant options to purchase certain of its shares of Common Stock, $.01 par value per share.

II.        DEFINITIONS.   The following terms shall have the meanings ascribed
to them below:

           A.    "Board" means the Board of Directors of the Company.

           B.    "Common Stock" means the Company's $.01 par value Common
Stock.

           C.    "Company" means Voice Control Systems, Inc., a Delaware
Corporation.

           D. "Date of Approval" means the date this Plan is first approved by the Shareholders. Such date of approval shall occur within 12 months before or after the date this Plan is adopted by the Board.

           E. "Date of Grant" means the date on which an Option is granted under this Plan.

           F. "Expiration Date" means the date by which an Option must be exercised or all rights to exercise such Option shall expire.

           G.    "ISO" means incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended.

           H.    "NQSO" means non-qualified stock options.

           I.    "Option" means an option granted under this Plan.

           J. "Option Agreement" means the agreement which must be entered into between the Optionee and the Company upon the grant of an Option by the Company to the Optionee.

           K. "Optionee" means an employee, officer, director, consultant or independent contractor of the Company to whom an option, which has not expired, has been granted under this Plan, and any persons or entities entitled to exercise an Option pursuant to Section 17 below.

           L. "Option Price" means the price per share of Common Stock which the Optionee must pay to the Company upon any exercise of any Option, determined pursuant to Section 10 of the Plan.

           M. "Shareholders" means the holders at any point in time of the outstanding shares of the Company's voting stock.

III. TYPES OF OPTIONS. Options granted under this Plan may be either ISOs or NQSOs, as designated at the time of grant.

IV. STOCK SUBJECT TO PLAN. Only Common Stock shall be subject to the Options. The aggregate number of shares of Common Stock which may be issued pursuant to Options shall not exceed 1,300,000 shares, subject to adjustment under the terms of Section 21 below. The shares of Common Stock issuable upon exercise of any Option shall be either shares authorized but unissued by the Company or shares issued and reacquired by the Company. At all times during the term of this Plan and prior to the Expiration Date of any Options, the Company shall reserve and keep available such number of shares of its Common Stock as shall be sufficient for the requirements of this Plan and of any Options. If any Option shall expire, terminate or be surrendered without having been exercised in full, the unpurchased shares subject to such Option shall again be available for the purposes of this Plan.

V. ELIGIBILITY AND PARTICIPATION. Options may be granted only to such employees, officers, directors, consultants and independent contractors of the Company or any subsidiary of the Company as the Board shall select from time to time in its sole discretion, provided that only employees of the Company who do not own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation shall be eligible to receive ISOs. An Optionee may be granted more than one Option under this Plan.

VI. LIMITATIONS. The aggregate fair market value of stock (determined as of the time an option is granted) with respect to which options are exercisable for the first time by an employee during any calendar year (under this Plan or under any other ISO or NQSO plan of the Company or its subsidiaries) shall not exceed $100,000. This paragraph shall be applied by taking options into account in the order in which they are granted.

VII. EFFECTIVE DATE AND APPROVAL OF PLAN. No Option shall be granted pursuant to this Plan prior to the Date of Approval and this plan shall become effective only upon the Date of Approval. All Options under this Plan must be granted within 10 years from the Date of Approval.

VIII. OPTION GRANT AND AGREEMENT. The Board shall determine whether each option is to be an ISO or an NQSO, the number of shares of the Common Stock for which the Option shall be granted, the exercise price of the Option, the periods during which the Option may be exercised, and all other terms and conditions of the Option pursuant to this Plan. Each Option granted under this Plan shall be evidenced by a written Option Agreement dated as of the Date of Grant and executed by the Company and the Optionee. Each Option Agreement shall set forth such terms and conditions as may be determined by the Board and as are consistent with the Plan. Unless otherwise determined by the Board, the Company shall require no monetary consideration from an Optionee in exchange for the grant of an Option.

IX. PERIOD FOR EXERCISE OF OPTIONS. The Option Agreement shall state the date on which each Option, and all rights under such Option, shall become exercisable and shall expire. All Options granted under this Plan shall vest and shall become exercisable in accordance with Section 12 of the Plan. &The
Expiration Date shall be up to ten (10) years from the Date of Grant.   Options
shall be subject to early termination as provided by this Plan and the Option Agreements.

X.         OPTION PRICE.  The Option Agreement shall state the Option Price.
The Option Price shall be the fair market value of the Common Stock which shall be equal to the quoted closing bid price of the Common Stock on the Date of Grant. If the Common Stock did not trade on the Date of Grant the Option Price shall be equal to the closing bid price on the. last business day prior to the Date of Grant on which the Common Stock traded. If no quoted closing bid price is available as to the Common Stock, the fair market value shall be determined in good faith by the Board of Directors on the Date of Grant.

XI.        NON-TRANSFERABILITY OF OPTION.

           a. No option shall be transferable or assignable in any way by an Optionee, otherwise than by will or by the laws of descent and distribution. Each Option shall be exercisable only by the Optionee or by his heirs or legal. representatives. No Option may be pledged or hypothecated in any way or subjected to execution, attachment, or similar process.

           b. Each Option is subject to the provisions, of this Section regardless of any community property interest of any spouse of the Optionee in the Option, or such spouse's successor in interest. In the event that any spouse of the Optionee shall have acquired a community property interest in such Option, the Optionee or his successor shall have the sole authority and discretion to exercise the Option on behalf of the spouse of the Optionee or such spouse's successors in interest.

XII.       EXERCISE OF OPTION.

           a. Each Option shall be exercisable as to 25% thereof on and after the first anniversary of the Date of Grant, as to an additional 25% thereof on and after the second anniversary of the Date of Grant, as to an additional 25% thereof on and after the third anniversary of the Date of Grant and as to any remaining unexercised balance on and after the fourth anniversary of the Date of Grant and prior to the Expiration Date, unless earlier terminated in accordance with the provisions of this Plan or the Option Agreement under which such Option is granted. However, the Board may, by the provisions of the Option Agreement, define or limit the number of shares purchasable under the Option to or in any period or periods of time following the first anniversary of the Date of Grant.

           b. The Option shall be. exercised by the Optionee by giving written notice to the Secretary of the Company specifying the number of shares to be purchased and accompanied by payment of the full Option Price of the shares in whatever manner the Board authorizes.

           c. within a reasonable period after receipt by the secretary of the Company of notice and payment, the Company shall issue the shares purchased in the name of the Optionee and deliver the certificates evidencing the shares; provided, however, that the Company shall not issue the shares unless and until the Company effects or obtains the satisfaction of withholding tax or other withholding liabilities, or the listing, registration, or qualifications of any shares upon. any securities exchange or under any state or federal law, or the consent or approval of any regulatory body, which the Company, in its discretion, deems necessary or desirable.

XIII. INVESTMENT PURPOSE. Each Option under the Plan shall be granted on the condition that the purchases of shares shall be for investment purposes, and not with a view to, resale or distribution except that in the event the stock subject to such Option is registered under the Securities Act of 1923, as amended, or in the. event a resale of such stock without such registration would otherwise be permissible. Such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933, is amended, or any other applicable law, regulation, or rule of any governmental agency.

XIV. RESTRICTIVE LEGEND. A restrictive legend shall be placed on each certificate of stock issued pursuant to the exercise of an Option if the securities are unregistered, setting forth the unregistered nature of the securities, and the restrictions upon repurchase or resale of such securities as provided in this Plan, the By-Laws or Certificate if Incorporation of the Company, the Option Agreements, or any other document or agreement pertaining to the shares.

XV. VESTING OF SHAREHOLDER RIGHTS. No Optionee shall have any of the rights of a Shareholder until the certificates evidencing the shares purchased are properly delivered to the Optionee. No adjustment shall be made for any type of dividend or distribution or right for which the record. date is prior to the date the shares are delivered, except as provided in this Plan.

XVI. CONTINUATION OF SERVICES. The granting of an Option to an Optionee does not alter in any way the Company's or Shareholders' existing rights to remove such Optionee from the Board (if applicable), terminate the employment of the Optionee (if applicable) or terminate the Company's use of the Optionee's services in any other manner, nor does it confer upon any such Optionee any rights or privileges, except as specifically provided in this Plan.

XVII       EARLY TERMINATION OF OPTIONS:  DEATH OR DISABILITY OF OPTIONEE.

           a. If an Optionee leaves the Board or the employ of the Company or ceases to work as a consultant or independent contractor due to death or disability with an outstanding Option, his Option privileges shall be limited to the shares which were immediately purchasable by him on the date he left the Board or the employ of the Company or ceased to work as a consultant or independent contractor. Such Option privileges shall expire unless exercised by the Optionee, or by the executor or administrator of the Optionee's estate or the person or persons to whom the Option has been-validly transferred by the executor or administrator pursuant to will or laws of descent and distribution, within twelve (12) months after the date the Optionee left the Board or the employ of the Company or ceased to work as a consultant or independent contractor or Within the remaining term of the Option, whichever is less.

           b. Any person or entity succeeding to the right to exercise an Option pursuant to this Section 17 shall be bound by all of the Provisions of this Plan and the relevant Option Agreement as an Optionee.

XVIII.     EARLY TERMINATION OF OPTIONS: OTHER.  If an Optionee leaves the
Board or the employ of the Company or ceases to work as a consultant or independent contractor for the Company for other than (i) cause (see Section 23 of this Plan) or (ii) death or disability (see Section 17 of this Plan) with an outstanding Option, his Option privileges shall be limited to the shares which were immediately purchasable by him on the date he left the Board or the employ of the Company or ceased to work as a consultant or independent contractor for the Company. Such Option privileges shall expire unless exercised by the Optionee within three (3) months after the date the Optionee left the Board or the employ of the Company or ceased to work as a consultant or independent contractor for the Company or within the remaining term of the Option, whichever is less.

XIX. RESTRICTIONS. The shares acquired pursuant to the exercise of an Option shall be subject to any further. restrictions as the Board may determine.

XX.        ADMINISTRATION OF PLAN AND ADDITIONAL TERMS AND CONDITIONS OF
OPTIONS.

           a. This Plan shall be administered by the Board or, to the extent authorized by a resolution of the Board, the Compensation Committee of the Board. Acts approved, or reduced to writing, by a majority of the Board shall be valid acts.

           b. The Board shall have sull and final authority, in its sole discretion, subject to the provisions of this Plan, to:

                 (i)   construe and interpret this Plan;

                 (ii) determine the terms and provisions of the respective Option Agreements, which need not be identical, including, without limitation, terms covering the payment of the Option Price and the periods and number of shares as to and during which Options may be exercised;

                 (iii) delegate any of its duties to the Compensation Committee of the Board; and

                 (iv) make all other determinations under this Plan which determinations shall be conclusively binding for all purposes upon all persons interested in this Plan.

           c. All terms and conditions of any Option which are not specified in the text of this Plan shall be stated in the Option Agreement and shall not conflict with the provisions of this Plan nor require shareholder approval as a modification or amendment of this Plan.

XXI.       ADJUSTMENTS.

           a. In the event that the issued and outstanding shares of the Common Stock are increased, decreased, changed into, or exchanged for, a different number or kind of shares or other securities of the Company or of another corporation, by reason of recapitalization, reclassification, merger, consolidation, stock split, or combination of shares, appropriate adjustment shall be made by the Hoard in the number and kind of shares available for purchase under outstanding Options. such adjustment in outstanding Options shall be made with an adjustment in the Option Price and the number of shares subject to Option, but without change in the total Option Price.

           b. In the event of the dissolution of the Company, all outstanding Options shall terminate as of a date to be fixed by the Board, provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option as to all or part of the shares subject to the Option including shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.

           c. Adjustments and determinations under this paragraph 21 shall be made by the Board and shall be final, binding and conclusive on all interested persons.

XXII. NOTICE OF DISPOSITION OF SHARES. Each Optionee shall agree pursuant to an Option Agreement to promptly notify the Company of any disposition, sale, exchange, gift or transfer of legal title of the shares acquired by the Optionee pursuant to an Option, and of any other event which, to the Optionee's knowledge, requires the Optionee to include in his gross income any amount in connection with the Option or any Option Shares.

XXIII.     FORFEITURE OF OPTIONS AND OPTION SHARES.   The Option Agreements
shall state the circumstances under which an Option and shares acquired pursuant to such Option shall be forfeitable. At the discretion of the Board, the Option Agreements may provide that an Optionee shall forfeit Options and/or surrender shares acquired pursuant to an Option, with or without consideration, automatically if, in the opinion of the Board, the Optionee has taken action adverse to the Company's interests, including but not limited to, the following:

           a. The Optionee performs services, without the Board's consent, for another person or entity engaged in a business which competes, indirectly or directly, with the Company, at any time within a period of time determined by the Board;

           b. The Optionee breaches any written agreement existing between the Company and the Optionee and fails to remedy such breach within a period of time determined by the Board;

           c. The Optionee discloses confidential information received from the Company to unauthorized parties;

           d. The Optionee engages in a business in direct or indirect competition with the Company within a period of time determined by the Board; or

           e. The Optionee takes any action causing him to be removed from the Board for cause.

XXIV. AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board may at any time suspend or terminate this Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Options may. conform to any changes in the law or in any. other respect which the Board may deem to be in the best interests of the Company; provided, however, no amendment, suspension or termination shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option previously granted to the Optionee under this Plan.

XXV. APPLICABLE LAW. This Plan shall be construed and interpreted in accordance with the laws of the State of Delaware.

                          VOICE CONTROL SYSTEMS, INC.

    Proxy for the Annual Meeting of Stockholders to be held on May 14, 1998

          This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints Peter J. Foster and Kim S. Terry, or any one of them, to act as proxy or proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders (the "Meeting") of Voice Control Systems, Inc., a Delaware corporation (the "Company"), on May 14, 1998 at 10:00 a.m., or at any adjournment or adjournments thereof, in the manner designated on the reverse side, all of the shares of common stock $.01 par value per share ("Common Stock") of the Company that the undersigned would be entitled to vote if personally present.

     The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them or their substitutes, may lawfully do or cause to be done by virtue thereof. A majority of said proxies or their substitutes who shall be present and act at the Meeting, or if only one is present and acts then that one shall have and may exercise all of the powers hereby granted to such proxies. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement both dated April 22, 1998 and a copy of the Company's Annual Report for the fiscal year ended December 31, 1997.


                 (Continued and to be signed on the other side)

                              FOLD AND DETACH HERE


[ILLEGIBLE] OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3 AND            [ILLEGIBLE]         Please mark
BROUGHT BEFORE THE ANNUAL MEETING.                                                                  your vote as  [X]
                                                                                                    indicated in
                                                                                                    this example

1. To elect (5) directors to serve          NOMINEES: Peter J. Foster,               4. To rally the appointment of BDO Seidman
   for a term of one year and until         Melvyn J. Goodman, John Lucas-Tooth,        as the independent accountants for the
   their successors shall have been duly    Neal J. Robinson, John B. Torkelsen         Company for the fiscal year ending
   elected and qualified.                                                               December 31, 1996.
                                            (INSTRUCTIONS: To withhold authority to
     VOTE FOR all        WITHHOLD           vote for any individual nominee, write
    nominees listed     AUTHORITY           such nominees's name in the space                  FOR     AGAINST   ABSTAIN
   (except as marked    to vote for         provided below).
    to the contrary) all nominees listed.                                                      [ ]       [ ]       [ ]

         [ ]               [ ]              ---------------------------------------
                                                                                     5.  In their discretion, the proxies are
2. For the proposal to adopt the VC3 1996                                                authorized to vote upon such other
   Employee Stock Purchase Plan.            3.  For the proposal to increase the         business as may properly come before
                                                number of shares of common stock         the meeting or any and all adjournments
         FOR   AGAINST  ABSTAIN                 reserved for issuance upon the           thereof.
                                                exercise of options granted under
         [ ]     [ ]      [ ]                   VCS's 1992 Stock Option Plan from
                                                1,300,000 to 1,700,000 shares.

                                                       FOR    AGAINST    ABSTAIN

                                                       [ ]      [ ]        [ ]



Signature __________________________________________   Signature __________________________________________ Date _________________
NOTE: Your signature must appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee, or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal afforded.



                            o FOLD AND DETACH HERE o